Exhibit 99.1

CONTACT:
The Spectranetics Corporation	Westwicke Partners
Guy Childs, Chief Financial Officer	Lynn Pieper
(719) 633-8333	(415) 202-5678
guy.childs@spnc.com	lynn.pieper@westwicke.com

FOR IMMEDIATE RELEASE

Spectranetics Announces Chief Financial Officer Transition

Guy Childs to Remain Officer of the Company

COLORADO SPRINGS, Colo., March 18, 2015 -- The Spectranetics Corporation (NASDAQ: SPNC) reported today that Guy Childs, Chief Financial Officer, has announced his plan to transition from his current role. Mr. Childs will continue to serve as the Company’s Chief Financial Officer until his replacement has been hired. Following the transition, Mr. Childs will continue to serve as an officer of the Company in a Vice President role that will include treasury, investor relations and financial planning.
“On behalf of Spectranetics and our shareholders, I want to thank Guy for his outstanding leadership and guidance in his role as Chief Financial Officer, in which he has served since January 2003,” said Scott Drake, President and CEO, Spectranetics. “I look forward to continuing our partnership as we expand our internal corporate capabilities. Our team, customers and investors will benefit from Guy’s commitment to excellence and driving Spectranetics value in his important strategic role following the transition.”
“I am invigorated to remain with the leadership team in a key role that will leverage my strengths, provide continuity, and enable new, world-class talent to join our team during this exciting time. I have great confidence in Spectranetics’ growth trajectory and look forward to capitalizing on our transformational opportunities,” stated Guy Childs, Chief Financial Officer.
About Spectranetics
SPNC develops, manufactures, markets and distributes single-use medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.
Spectranetics recently acquired AngioScore Inc., a leading developer, manufacturer and marketer of cardiovascular, specialty scoring balloons and the Stellarex drug-coated balloon platform from Covidien.

The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee as well as the AngioSculpt® scoring balloon used in both peripheral and coronary procedures and the Stellarex drug-coated balloon platform. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.
The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.
For more information, visit www.spectranetics.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as "anticipate," "will," "estimate," "expect," "look forward," "strive," "project," "intend," "should," "plan," "believe," "hope," "enable," "potential," and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, strategic initiatives and business strategies, clinical trials, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our competitive position, product development and commercialization schedule, expectation of continued growth and the reasons for that growth, growth rates, strength, integration and product launches, and 2015 outlook including projected revenue and expenses, net loss and gross margin. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include financial results differing from guidance, inability to successfully integrate AngioScore and Stellarex into our business, market acceptance of excimer laser atherectomy technology and our vascular intervention and lead removal products, lack of cash necessary to satisfy our cash obligations under our outstanding 2.625% Convertible Senior Notes due 2034, our debt adversely affecting our financial health and prevent us from fulfilling our debt service and other obligations, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, loss of key personnel, uncertain success of or delays in our clinical trials, adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the health care reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our 2014 Annual Report on Form 10-K. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.